Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

RENTECH, INC.

AND

EACH OF THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

Dated as of April 9, 2014

i

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of April 9, 2014, by and among Rentech, Inc., a Colorado corporation (including its successors and permitted assigns, the “Company”), each of the investors listed on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) and GSO Capital Partners LP, a Delaware limited partnership, in its capacity as the Investors’ Representative (the “Investors’ Representative”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

The Company has entered into a Subscription Agreement, dated as of the date hereof (as amended from time to time, the “Subscription Agreement”), with each of the Investors pursuant to which the Company is selling to the Investors, and the Investors are purchasing from the Company, an aggregate of 100,000 shares of the Series E Preferred Stock, which is convertible into shares of Common Stock.

As a condition to each of the parties’ obligations under the Subscription Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

RESALE SHELF REGISTRATION

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to file within three (3) months of the date hereof a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement”)and shall use its reasonable best efforts to cause such Resale Shelf Registration to be declared effective by the Commission as promptly as practicable after the filing thereof, but in any event prior to the six (6) month anniversary of the date of this Agreement.

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Investors’ Representative.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Investors’ Representative.

Section 1.5 Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 45-day period;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Underwritten Offering. The Investors’ Representative (at the request of Holders of a majority of the Registrable Securities) may on up to two (2) occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration, not to be less than fifty million dollars ($50,000,000) offering amount of Registrable Securities, is intended to be conducted through an underwritten offering (the “Underwritten Offering”). In the event of an Underwritten Offering:

(a) The Company and the Investors’ Representative shall mutually select the managing underwriter or underwriters to administer the Underwritten Offering.

(b) Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Underwritten Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.

ARTICLE II

COMPANY REGISTRATION

Section 2.1 Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement for an underwritten public offering of its Common Stock (for the avoidance of doubt, the following will not apply to any registration statement filed on a Form S-4, Form S-8 or any successor forms), the Company will:

(a) promptly give to the Investors’ Representative written notice thereof; and

(b) subject to Section 2.2, include in such registration and underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by the Investors’ Representative (on behalf of the applicable Holders).

Section 2.2 Underwriting. The right of any Holder to registration pursuant to Section 1.6 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the shareholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such shareholders, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (ii) in the event such offering was initiated by the holders of securities (other than the Holders) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3 Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

ARTICLE III

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 3.1 Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or II, the Company will keep the Investors’ Representative reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c) furnish to the Investors’ Representative and to the Holders’ legal counsel copies of the registration statement proposed to be filed, and provide the Investors’ Representative and such legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Investors’ Representative and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investors’ Representative or such underwriters may reasonably request in order to facilitate the public offering of such securities;

(e) use reasonable best efforts to notify the Investors’ Representative at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(j), at the request of the Investors’ Representative, prepare promptly and furnish to the Investors’ Representative a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors’ Representative; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement;

(h) use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i) notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to the Investors’ Representative; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than once. From and after the date of a notice of suspension under this Section 3.1(j), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the ninetieth (90th) day of suspension within any 12-month period.

Section 3.2 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of the Investors’ Representative. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Holders herein.

Section 3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

Section 3.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably request to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d) on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(i), or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 3.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will to the extent reasonably practicable under the circumstances:

(a) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(b) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 3.6 “Market Stand-Off” Agreement. The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Holders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed ten (10) days prior and ninety (90) days following any registered public sale of securities by the Company in which the Company gave the Holders an opportunity to participate in accordance with Article II. Each of the Holders also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of the underwriters.

Section 3.7 Insider Trading Policy. So long as the Holders or their Affiliates have the right to appoint or nominate any members to the Board of Directors of the Company, the Holders shall, and shall cause their Affiliates, to comply with the Company’s insider trading policy, including by not trading in the Company’s securities during any “black-out” or “closed window” imposed thereunder.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 10(b) payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

Section 4.3 Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder’s contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 5.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to (a) any Person in connection with a Transfer (as defined in the Subscription Agreement) of Series E Preferred Stock to such Person in a Transfer permitted by Section 4.2(a) of the Subscription Agreement or (b) to any Permitted Transferee in connection with any Transfer of Registrable Securities to such Permitted Transferee; provided, however, that, in each case, (i) prior written notice of such assignment of rights is given to the Company, and (ii) such Person or Permitted Transferee, as applicable, agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

Section 5.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.

Section 6.2 Governing Law; Waiver of Jury Trial.

(a) This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws of the State of New York that apply to contracts made and performed entirely within such state.

(b) Each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of any court of the State of New York located in New York County or the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that service of any process, summons, notice or document in accordance with Section 6.5 shall be effective service of process for any Proceeding brought against such party; (iii) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in any such court; (iv) agrees that all claims in respect of any Proceeding may be heard and determined in any such court; and (v) agrees not to commence any Proceeding other than in such court, and waive, to the fullest extent permitted by applicable law, any claim that any such Proceeding is brought in an inconvenient forum.

(c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.

(d) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.3 Entire Agreement; No Third Party Beneficiary. This Agreement and the Related Agreements (as defined in the Subscription Agreement) contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.4 Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

Section 6.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (c) if sent by facsimile transmission, when transmitted and receipt is confirmed; (d) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.5(a), (b) or (c), when transmitted and receipt is confirmed; and (e) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties to this Agreement:

If to the Company, to:

Rentech, Inc.

10877 Wilshire Boulevard, Suite 600

Los Angeles, CA 90024

Fax No.: (310) 208-7165

E-mail: dcohrs@rentk.com

Attention: Dan J. Cohrs

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Fax No.: (650) 463-2600

E-mail: tony.richmond@lw.com

Attention: Anthony J. Richmond

If to a Purchaser, to:

GSO Capital Partners LP 3

45 Park Avenue, 31st Floor

New York, NY 10154

Fax No.: (646) 455-4124 and (646) 455-4138

E-mail: marisa.beeney@gsocap.com and patrick.fleury@gsocap.com

Attention: Marisa Beeney and Patrick Fleury

with a copy to:

Vinson & Elkins LLP

666 Fifth Avenue

26th Floor

New York, NY 10103

Fax No.: (917) 849-5367

E-mail: mswidler@velaw.com and rseber@velaw.com

Attention: Michael J. Swidler and Robert Seber

Section 6.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 5.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Investors’ Representative may provide any such consent on behalf of the Holders. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Investors’ Representative. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with; provided that the Investors’ Representative may execute such waivers on behalf of any Investor. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.9 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

Section 6.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.11 Investors’ Representative.

(a) Each Investor hereby consents to (i) the appointment of GSO Capital Partners LP as the Investors’ Representative hereunder and as the attorney-in-fact for and on behalf of such Investor, and (ii) the taking by the Investors’ Representative of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and all other documents contemplated hereby and (B) to take all actions necessary in the judgment of the Investors’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.

(b) Each Investor shall be bound by the actions taken by the Investors’ Representative exercising the rights granted to it by this Agreement or the other documents contemplated by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Investors’ Representative.

(c) If the Investors’ Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Investors shall appoint a new Investors’ Representative as soon as reasonably practicable by written consent of Holders of a majority of the then outstanding Registrable Securities by sending notice and a copy of the duly executed written consent appointing such new Investors’ Representative to the Company.

Section 6.12 Blackstone. Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of The Blackstone Group L.P. or any of its business units other than those within its credit business segment.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

RENTECH, INC.

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Chief Financial Officer and Executive Vice President

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INVESTORS’ REPRESENTATIVE:

GSO CAPITAL PARTNERS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

INVESTORS:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.		STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney Title: Authorized Signatory		Name: Marisa J. Beeney Title: Authorized Signatory

GSO SPECIAL SITUATIONS FUND LP		GSO COASTLINE CREDIT PARTNERS LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney Title: Authorized Signatory		Name: Marisa J. Beeney Title: Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP		GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, as Investment Manager	By:	GSO Cactus Credit Opportunities Associates LLC, its general partner

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney Title: Authorized Signatory		Name: Marisa J. Beeney Title: Authorized Signatory

GSO CREDIT-A PARTNERS LP		GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By:	GSO Capital Partners LP, its Investment Manager	By:	GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney Title: Authorized Signatory		Name: Marisa J. Beeney Title: Authorized Signatory

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“GSO” means GSO Capital Partners LP and any of its Affiliates that operate under the credit business segment of The Blackstone Group L.P.

“Holder” means (a) any Investor holding Registrable Securities and (b) any Person to whom the rights under this Agreement have been transferred in accordance with Section 5.1.

“Permitted Transferee” means a controlled, managed or subadvised investment fund or account of GSO.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Articles I and II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration and (b) reasonable, documented fees and expenses of one outside legal counsel to all Holders retained in connection with registrations contemplated hereby (in an aggregate amount not to exceed twenty five thousand dollars ($25,000) per registration); provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Registrable Securities” means (a) any shares of Common Stock actually issued upon conversion of the Series E Preferred Stock, and (b) any Common Stock or other securities actually issued in respect of the securities described in clause (a) above, or this clause (b) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (iii) the date on which (x) the Holder of the Registrable Securities beneficially owns less than 4% of the Common Stock and (y) all Registrable Securities owned by the Holder thereof may be resold without volume or other restrictions during any and all three-month periods pursuant to Rule 144; or (iv) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 5.1.

A-1

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 4.3(a) of the Subscription Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and the fees and expenses of any counsel to the Holders (other than such fees and expenses included in Registration Expenses).

“Series E Preferred Stock” means the Company’s Series E Convertible Preferred Stock, par value $10.00 per share.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Investors	Preamble
Proceeding	Section 6.2(b)
Purchasers’ Representative	Preamble
Resale Shelf Registration Statement	Section 1.1
Subscription Agreement	Preamble
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3
Underwritten Offering	Section 1.6
Underwritten Offering Notice	Section 1.6

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